UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 25, 2013

NOHO, INC.
(Exact name of registrant as specified in its charter)

Wyoming	000-54746	27-2300669
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8340 E. Raintree Dr., Unit D Scottsdale, Arizona	85260
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 306-7319

Copies of Communications to:
Stoecklein Law Group, LLP
Columbia Center
401 West A Street
Suite 1150
San Diego, CA 92101
(619) 704-1310
Fax (619) 704-0556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On March 25, 2013, the Company entered into Addendum No. 1 (“Addendum”) to the Acquisition Agreement and Plan of Merger dated March 18, 2013 (the “Original Agreement”) by and among Dolce Sub Sub Co (“SUB CO”), a Nevada corporation and wholly owned subsidiary of the Company, and Dolce Bevuto, Inc. (“DB”), a Nevada corporation.  Pursuant to the Addendum, the effective date was extended from March 25, 2013 to April 1, 2013 to complete the conditions set forth in the Original Agreement.

A copy of the Addendum is filed as Exhibit 10.2 to this Current Report and is incorporated in its entirety herein.

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year End.

On March 27, 2013, the Board of Directors (the “Board”) of the Company approved a change to the Registrant’s fiscal year end from October 31 to December 31 of each year. The fiscal year change is effective beginning with the Company’s 2013 fiscal year, which will now begin January 1, 2013 and end December 31, 2013.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.2	Addendum No. 1 to the Acquisition Agreement and Plan of Merger (by and among NOHO, Inc., Dolce Sub Co, and Dolce Bevuto, Inc.) dated March 25, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NOHO, INC.

By: John Grdina
John Grdina, President

Date:  March 27, 2013